EXHIBIT 2.2

                                     BYLAWS
                                       OF
                            CEN-COM OF OKLAHOMA, INC.
                            (An Oklahoma Corporation)


                                    ARTICLE I

                                     Offices

         SECTION 1.1. Principal Office. The present location of the principal office for the transaction of the business of CEN-COM of Oklahoma, Inc. (the "Corporation") is 837 SE. Crestland, Bartlesville, Oklahoma 74006. The Board of Directors may change such principal office from time to time.

         SECTION 1.2. Other Offices. The Corporation may have other offices at such places, within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.


                                   ARTICLE II

                            Meetings of Shareholders

         SECTION 2.1. Annual Meetings. The annual meetings of shareholders shall be held on the third Tuesday of the fourth month following the close of the fiscal year; provided that if such day falls on a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter which is a business day. Any such annual meeting may be held at any other time which may be designated in a resolution adopted by the Board of Directors or by the written consent of shareholders holding a majority of the issued and outstanding voting shares of the Corporation. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other proper business may be transacted.

         SECTION 2.2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by the President. Such special meetings of the shareholders shall be called by the President, or by the Secretary, at the request in writing of the Board of Directors or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting. Notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall state, in addition to the time, date and place of such meeting, the purpose or purposes of the meeting. Business transacted at any special meeting of shareholders shall be limited to

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the purposes  stated in the notice.  Notice of a special  meeting shall be given not less than ten (1 0) days nor more than sixty (60) days after the receipt of a request for a special meeting.

         SECTION 2.3. Place of Meetings. All meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Oklahoma as may be designated either by the Board of Directors or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares given either before or after the meeting and filed with the Secretary of the Corporation.

         SECTION 2.4. Notice of Meetings. Written notice of the time, date and place of each annual meeting of the shareholders shall be given to each shareholder as described in Section 8.4 not less than ten (10) nor more than sixty (60) days before each annual meeting.

         SECTION 2.5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least forty-eight (48) hours prior to each meeting of the shareholders, an alphabetical list of all shareholders entitled to vote at such meeting, with the number of shares entitled to be voted by each shareholder set forth opposite their respective names. The said officer shall produce the share ledger or a duplicate thereof, together with such list and shall keep it open either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held during the business hours of at least one (1) full day immediately preceding the convening thereof and until the close of such meeting, and it shall be subject to inspection at any time during such period by any shareholder or person representing shares. However, the said officer shall not be required to prepare and produce a list of shareholders in any case where the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

         SECTION 2.6. Quorum and Required Vote; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation. When a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote thereat shall decide any question brought before such meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such announcement is taken, except that if any shareholders' meeting, either annual or special, is adjourned for thirty
(30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

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         SECTION 2.7. Voting.  At each meeting of shareholders  each shareholder entitled to vote shall vote in person or by proxy and he shall have one vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board of Directors, as the case may be, or standing registered in his name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board of Directors. The voting at all meetings of shareholders may be viva voce but any qualified voter may demand a share vote by written ballot, whereupon such share vote shall be taken by written ballot each of which shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

         SECTION 2.8. Proxies. Any shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholder but shall require no other attestation and shall be filed with the Secretary of the Corporation at or prior to the meeting. If any shareholder appoints two or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general or discretionary power upon such a proxy. The authority of a proxy if not coupled with an interest may be terminated at will. Unless otherwise provided in the appointment, the proxy's authority shall cease three (3) years after the appointment. The termination of a proxy's authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the Secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the Secretary shall have the effect of revoking all proxy appointments of prior date. A proxy's authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the Corporation.

         SECTION 2.9. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

         (a)         Calling meeting to order;

         (b)         Calling of roll and checking proxies;

         (c)         Proof of notice of meeting;

         (d)         Reading of any unapproved minutes;

         (e)         Reports of officers;

         (f)         Reports of committees;


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         (g)         Election of directors;

         (h)         Unfinished business;

         (i)         New business; and

         (j)         Adjournment.

         SECTION 2.10. Action Without Meeting. Any action which, under any provisions of the laws of the State of Oklahoma or under the provisions of the Certificate of Incorporation or under these Bylaws may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation and made a part of the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                                   ARTICLE Ill

                               Board of Directors

         SECTION 3.1. Powers. All corporate powers, except those which are conferred upon or reserved to the shareholders by the Certificate of Incorporation, these Bylaws and the laws of the State of Oklahoma, shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed and conducted by, the Board of Directors. Without prejudice to such general power, but subject to the same limitations, the Board of Directors shall have the following powers:

         (a) To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with applicable law, with the Certificate of Incorporation or these Bylaws and fix their compensation and to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

         (b) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as it may determine advisable;

         (c) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be in accordance with applicable law and to declare dividends from time to time in accordance with applicable law;


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         (d) To borrow  money and incur  indebtedness  for the  purposes  of the
Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

         (e) To adopt such insurance, retirement and other benefits plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine advisable; and

         (f) To adopt regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 3.2. Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of one or more members. The shareholders at any meeting shall determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent meeting of the shareholders. The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any meeting of the shareholders held for that purpose. Each director shall hold office until his successor is elected or until his earlier resignation or removal. A director need not be a shareholder of the Corporation.

         SECTION 3.3. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

         SECTION 3.4. Resignations. Upon the resignation of a director, a majority of the remaining directors or the sole remaining director shall have the power to elect a successor to take office when the resignation is to become effective.

         SECTION 3.5. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by the vote of shareholders holding a majority of the issued and outstanding shares entitled to vote at any annual or special meeting of shareholders. New directors to fill vacancies created by removal may be elected at the same meeting of shareholders By the affirmative vote of a majority of the members of the Board of Directors then in office, the Board of Directors at any time may remove, for cause or without cause, any officer elected or appointed by the Board of Directors.

         SECTION 3.6. Annual Meetings. An annual meeting of the Board of Directors for the purpose of election of officers of the Corporation and the transaction of any other business coming before such meeting shall be held each


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year  immediately  following  the  adjournment  of  the  annual  meeting  of the shareholders and no notice of such meeting to the elected directors shall be necessary in order to legally constitute the meeting, provided a majority of the Board shall be present. If a majority of the Board shall not be present, then such annual meeting may be held at such time as shall be fixed by the consent, in writing, of all of the directors. Other meetings of the Board may be held as shall from time to time be determined by the Board provided notice of the time, date and place of any such meeting is given to each director not less than two
(2) days before such meeting.

         SECTION 3.7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. No notice of such regular meeting shall be required.

         SECTION 3.8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President or the Secretary or by any two directors by notice of the time, date and place thereof given to each director not less than two (2) days before such meeting. No business shall be considered at any special meeting other than the purposes mentioned in the notice given to each director of the meeting, except with the consent of all directors.

         SECTION 3.9. Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the State of Oklahoma which has been designated from time to time by resolution adopted by the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

         SECTION 3.10. Quorum and Required Vote; Adjourned Meetings. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the directors, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute, by the Certificate of incorporation or by these Bylaws and except to adjourn as hereinafter provided. A quorum of the directors may adjourn any meeting of the directors to meet again at a stated day and hour; provided that in the absence of a quorum a majority of the directors present at any meeting of the directors, either regular or special, may adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

         SECTION 3.11. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed by resolution adopted by the Board of Directors. Members of special or standing committees may be allowed compensation for attending committee meetings, provided such compensation is authorized by resolution of the Board of Directors.


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         SECTION 3.12. Action without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing. Such written action by unanimous consent shall have the same effect as action taken at a meeting of the Board of Directors and shall be filed with the Secretary of the Corporation and made a part of the minute of proceeding of the Board of Directors.

         SECTION 3.13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one (1) or more of the directors of the Corporation, that, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so designated shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required.

         SECTION 3.14. Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    Officers

         Section 4.1. Officers. The officers of the Corporation shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman or Vice Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with Section 4.3. One person may hold two or more offices; provided that no person shall at the same time hold the offices of President and Secretary.

         SECTION 4.2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.3 or 4.5, shall be elected annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         SECTION 4.3. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4.4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting


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thereof,  or, except in case of an officer chosen by the Board of Directors,  by any officer upon whom such power of removal may be conferred by the Board of Directors.

         SECTION 4.5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.6. Vacancies. A vacancy in any office because of death, removal, resignation, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         SECTION 4.7. Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         SECTION 4.8. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

         SECTION 4.9. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, finances and affairs of the Corporation and all other powers normally held and exercised by the person serving as President of a corporation. The President shall:

                  (a) Preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors;

                  (b) Sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the business of the Corporation;

                  (c) Execute deeds, bonds, mortgages, and contracts required to be executed under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation;

                  (d) Have the power to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these Bylaws or suspend any employee or agent who shall not have been appointed by the Board of Directors and to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors.


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                  (e)  Present  a  complete   report  of  the  business  of  the
Corporation for the preceding fiscal year at the annual meeting of the shareholders and report to the Board of Directors from time to time all matters coming to his attention which materially affect the business of the Corporation; and

                  (f) Serve as a member of the Board of Directors and an ex-officio member of all standing committees, including the Executive Committee, if any; and possess such usual powers and duties of supervision and management as may pertain to the office of the President and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         SECTION 4.10. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.11. Secretary. The Secretary shall:

                  (a) Attend all meetings of the Board of Directors and the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors;

                  (b) Duly give or cause to be given all notices in accordance with these Bylaws or as required by law;

                  (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

                  (d) Sign, with the President or Vice President, all deeds, bonds, mortgages, contracts and other instruments when so ordered;

                  (e} Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

                  (f) Have general charge of the stock transfer books of the Corporation; and

                  (g) In general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.12. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be


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subject to, all the  restrictions  upon the  Secretary.  They shall perform such duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors.

         SECTION 4.13. Treasurer. The Treasurer, if one is chosen or, if not, the Secretary, shall:

                  (a) Keep and maintain adequate and correct accounts of the properties and business transactions of the Corporation;

                  (b) Have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be designated by the Board of Directors;

                  (c) Sign or countersign, as may be necessary, all such bills, notes, checks and other instruments relating to the fiscal affairs of the Corporation in the ordinary course of the business of the Corporation.

                  (d) Prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each fiscal year and a true statement of the results of the operations of the Corporation for the fiscal year then ended, all in reasonable detail; and

                  (e) In general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.14. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers, in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

         SECTION 4.15. Delegation of Duties. In case of the absence or disability of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of the majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.


                                    ARTICLE V

                                 Shares of Stock

         SECTION 5.1. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid, showing the number of the shares of the Corporation standing on the books in his name. The form of such certificate shall be determined by the Board of Directors. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the


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

President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a transfer agent or transfer clerk. Such certificates shall also be numbered and sealed with the seal of the Corporation.

         SECTION 5.2. Record of Shareholders. There shall be kept at the registered office of the Corporation in the State of Oklahoma a record containing the names and addresses of all shareholders of the Corporation, arranged in alphabetical order, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; provided that the foregoing shall not be required if the Corporation shall keep at its registered office a statement containing the name and post office address, including street number, if any, of the custodian of such record. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board of Directors.

         SECTION 5.3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         Section 5.4. Transfer of Shares. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon authorization by the registered holder thereof or by his attorney lawfully constituted in writing and on surrender and cancellation of a certificate or certificates of a like number of shares of the same class properly endorsed or accompanied by a duly executed stock transfer power and payment of all taxes thereon, with such proof of authenticity of the signatures as the Corporation or its transfer agents may reasonably require.

         SECTION 5.5. Shareholders Record Date and Closing Stock Books. The Board of Directors may fix, in advance, a time as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting not more than sixty (60) days prior to the date of the meeting or action nor less than ten (10) days prior to the date of the meeting or action. The Board of Directors may also fix, in advance, a time as a record date for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or for the purpose of any other lawful action which shall be not more than sixty (60) days prior to the date of the event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the


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

books of the Corporation after the record date. In lieu of fixing a record date, the Board of Directors may close the books of the Corporation against any transfer of shares for a stated period but not to exceed in any case the maximum periods set forth above.

         SECTION 5.6. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 5.7. Lost Certificates. No new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time; provided that if any certificate for shares is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including indemnification of the Corporation reasonably satisfactory to it, as the Board of Directors shall determine.


                                   ARTICLE VI

                            Execution of Instruments

         SECTION 6.1. Contracts. The Board of Directors or any committee thereunto authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Corporation any contract or other instrument, except certificates representing shares of stock of the Corporation, and such authority may be general or may be confined to specific instances.

         SECTION 6.2. Checks or Drafts. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued by or in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 6.3. Deposits; Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by an officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. Unless otherwise provided by resolution of the Board of Directors, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by hand-stamped legend in the name of the Corporation or by written endorsement by any officer without countersignature.

         SECTION 6.4. Loans. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Corporation notes or other evidences of indebtedness countersigned by the President or a Vice President for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Corporation, real or personal, at any time owned by the Corporation.

         SECTION 6.5. Sale or Transfer of Securities Held by the Corporation. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board of Directors, or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

         SECTION 6.6. Execution of Proxies. The President, or, in the absence or disability of the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary.


                                   ARTICLE VII

                                 Indemnification

         SECTION 7.1. Indemnification of Officers, Directors, Employees and Agents. To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the Corporation shall indemnify any person who, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative), other than an action by or in the right of the Corporation, against all expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him resulting from and arising out of said action, suit or proceeding.


                                  ARTICLE VIII
                               General Provisions

         SECTION 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.


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


         SECTION 8.2. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the word "OKLAHOMA" and such other words or information as shall be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         SECTION 8.3. Dividends. The Board of Directors may, out of funds legally available therefor, from time to time at any regular or special meeting, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock as and when it deems expedient. Such dividends may be made in cash, property or shares of the capital stock of other securities of the Corporation.

         SECTION 8.4. Notice. Whenever any notice is required or permitted to be given under the provisions of any law, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice unless expressly so stated, but such notice may be given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice shall be deemed to have been duly given on the date of service if served personally or by telex, telecopier, cable, telegram or similar communication. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         SECTION 8.5. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of incorporation.

         SECTION 8.6. Conflicts of Interest. Except as may be otherwise provided by the laws of the State of Oklahoma or the Certificate of Incorporation, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are accounted for such purpose, if: (a) the material facts as to which the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or Executive Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the relationship or interest and


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

as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or a committee which authorizes the contract or transaction.

         SECTION 8.7. Loans to Officers or Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be construed to deny, limit or restrict the powers of guaranty or warranty of any Corporation at common law or under any statute.

         SECTION 8.8. Amendment. These Bylaws may be amended, altered, changed or repealed at any annual or special meeting of the shareholders, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat. These Bylaws also may be amended, altered, changed or repealed at any annual or special meeting of the Board of Directors, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of the members of the Board of Directors. Notwithstanding the preceding sentence, the fact that such power to amend, alter, change or repeal has been conferred upon the Board of Directors shall not divest the shareholders of the power, nor limit their power to amend, alter, change or repeal these Bylaws.

         The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 30th day of May, 1995.



                                                /S/ Joe B. Jones
                                                -------------------
                                                    Secretary